EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 3, 1999, accompanying the consolidated financial statements of Oak Tree Medical Systems, Inc., and subsidiaries included in the Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
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GRANT THORNTON LLP

New York, New York
January 18, 2000